THIRD AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


      This Third Amendment To Loan And Security Agreement (the "Third Amendment") dated as of September 13, 2004, is entered into by and among Bell Microproducts Inc., a California corporation ("Borrower Agent"), Bell Microproducts - Future Tech, Inc., a California corporation ("Future Tech"), Rorke Data, Inc., a Minnesota corporation ("Rorke"), Bell Microproducts Canada - Tenex Data ULC, a Nova Scotia unlimited liability company ("Tenex"), Total Tec Systems, Inc., a New Jersey corporation ("Total Tec", and together with Borrower Agent, Future-Tech, Tenex and Rorke individually, a "Borrower" and collectively, "Borrowers"), Bell Microproducts Canada Inc., a California corporation ("Bell Micro Canada"), Bell Microproducts Mexico, S.A. de C.V., a Mexican corporation ("Bell Micro Mexico"), Bell Microproducts Mexico Shareholder, LLC, a Florida limited liability company ("Mexico Shareholder"), Congress Financial Corporation (Western) in its capacity as administrative, collateral and syndication agent for the financial institutions from time to time parties to the Loan Agreement (as defined below) as lenders (each individually, a "Lender" and collectively, "Lenders") (in such capacity, "Administrative Agent"), Wachovia Bank, National Association, as Principal Agent, Congress Financial Corporation (Western) and Bank of America, N.A., as Co-Agents, and each of the Lenders other than PNC Bank, National Association (the "Continuing Lenders"), with reference to the following facts:

                                    RECITALS

      A. Lenders are extending various secured financial accommodations to Borrowers upon the terms of that certain Loan and Security Agreement dated as of May 14, 2001 (as amended, supplemented or modified from time to time, the "Loan Agreement").

      B. PNC Bank, National Association ("PNC") has objected to the terms and conditions of this Third Amendment and has advised Administrative Agent that it would not agree to such terms and provisions.

      C. Borrowers, Continuing Lenders and Administrative Agent desire to amend the Loan Agreement upon the terms and conditions set forth herein.

                                    AMENDMENT

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Borrowers, Continuing Lenders and Administrative Agent hereby agree as follows:

1. Defined Terms. Unless otherwise specified herein, any capitalized terms defined in the Loan Agreement shall have the same respective meanings as used herein.

2. PNC. Pursuant to Section 11.3(c) of the Loan Agreement, upon the effective date of this Third Amendment, (i) PNC's Commitment shall be terminated, (ii) the Commitment of each Continuing Lender shall be the principal amount set forth below such Continuing Lender's signature on the signature page(s) hereto opposite the phrase "Current Commitment"; provided, however, that upon the


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closing and funding of the Permitted  Receivables  Financing,  the Commitment of
each  Continuing  Lender  shall be the  principal  amount  set forth  below such
Continuing Lender's signature on the signature page(s) hereto opposite the phrase "Post-Securitization Commitment", (iii) each Continuing Lender whose Commitment is increased by the foregoing clause (ii) shall fund such Loans as may be necessary so that the total outstanding sum of its funding of the Loans equals its Pro Rata Share of the Loans then outstanding, and shall fund all interest, fees and other Obligations payable or accrued in favor of PNC on
account  of  the  Loans  so  funded  by  such   Continuing   Lender,   and  (iv)
Administrative Agent shall pay PNC the total outstanding sum of its funding of Loans and all interest, fees and other Obligations payable or accrued in favor of PNC as of the effective date of this Third Amendment. As of the effective date of this Third Amendment, PNC shall no longer be deemed a Lender under the Loan Agreement.

3.    Amendments to Loan Agreement.

      (a)   The following  definitions are hereby added in alphabetical order to
Section 1 of the Loan Agreement:

            " 'Bell Micro Europe' shall mean Bell Microproducts Europe, Inc., a California corporation."

            " 'Ideal Hardware' shall mean Ideal Hardware Limited, a company organized under the laws of England and Wales."

            " 'Indenture' shall mean that certain Indenture, dated as of March 5, 2004, between Borrower Agent and Wells Fargo Bank, National Association, as trustee."

            " 'Permitted Receivables Financing' shall mean a securitization facility provided by Blue Ridge Asset Funding Corporation, as lender or purchaser, and Wachovia Bank, National Association, as agent, to Borrower Agent and the Securitization Vehicle pursuant to the Receivables Financing Documents."

            " 'Receivables Financing Documents' shall mean the Securitization Receivables Sale Agreement, the Securitization Credit Agreement, and all other agreements, documents and instruments, each in form and substance satisfactory to Administrative Agent in its sole discretion, entered into by and among any of Blue Ridge Asset Funding Corporation, Wachovia Bank, National Association, Borrower Agent, the Securitization Vehicle, and the liquidity banks from time to time party thereto, which provide, among other things, for the sale of Borrower Agent's Accounts to the Securitization Vehicle, collectively with substantially the terms set forth in that certain term sheet attached hereto as Exhibit D, provided the final versions of such agreements, documents and instruments are to be approved by Administrative Agent in its sole discretion."

            " 'Securities' shall mean the 3 3/4% Convertible Notes due 2024 or any of them, as amended or supplemented from time to time, that are issued under the Indenture, in an aggregate amount of up to $110,000,000."


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


            " 'Securitization Credit Agreement' shall mean that certain Credit and Security Agreement, by and among the Securitization Vehicle, as Borrower, Borrower Agent, as Servicer, Blue Ridge Asset Funding Corporation, Wachovia Bank, National Association, as Agent, and the liquidity banks from time to time party thereto, the final version of which shall be in form and substance satisfactory to Administrative Agent in its sole discretion."

            " 'Securitization Intercreditor Agreement' shall mean that certain Intercreditor Agreement, in form and substance satisfactory to Administrative Agent in its sole discretion, to be entered into by and between Wachovia Bank, National Association and Administrative Agent, and acknowledged by Borrower Agent, substantially in the form attached hereto as Exhibit E."

            " 'Securitization Receivables Sale Agreement' shall mean that certain Receivables Sale Agreement, by and between Borrower Agent, as Originator, and the Securitization Vehicle, as Buyer, the final version of which shall be in form and substance satisfactory to Administrative Agent in its sole discretion."

            " 'Securitization Vehicle' shall mean Bell Microproducts Funding Corporation, a Delaware corporation."

      (b) The definition of "Borrowing Base" as set forth in Section 1.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Borrowing Base' shall mean at any time:

            (a)   the sum of:

                  (i) eighty-five percent (85%) of the Net Amount of the Eligible Accounts of Borrowers, provided that Revolving Loans made in respect of Eligible Accounts that are Foreign Accounts shall not exceed $20,000,000, plus

                  (ii)  the lesser of

                        (A) the lesser of (1) fifty percent (50%) multiplied by the Value of Eligible Inventory of Borrowers, or (2) eighty-five percent (85%) of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of Borrowers, or

                        (B)   the Inventory Loan Limit, minus

            (b)   reserves   to   reflect    outstanding    Letter   of   Credit
            Accommodations as provided in Section 2.2 hereof, minus

            (c)   the Dilution Reserve, minus

            (d)   the Priority Payables Reserve, minus


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


            (e)   the Bank Products Reserve, minus

            (f) all other reserves (including, without limitation, reserves with respect to security interests or liens of third parties permitted hereunder or in connection with litigation) which Administrative Agent may, in good faith, deem necessary or desirable to maintain, including, without limitation, reserves for any amounts which Administrative Agent or any Lender may need to pay in the future for the account of any Borrower or Guarantor. Without limiting the reserves Administrative Agent may establish, Administrative Agent may establish reserves for (u) payments owing to RSA and its Affiliates, whether under the RSA Note or otherwise,
            (v) payments that may become due and payable by any Borrower under any foreign exchange contract upon the commencement of any foreign exchange contracts, (w) any exposure of any Borrower on account of settlements on foreign exchanges, (x) daylight overdrafts on foreign exchanges, (y) past due trade payables, and (z) book overdrafts and held checks."

      (c)   The definition of  "Eurodollar  Rate Margin" as set forth in Section
1.43 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Eurodollar Rate Margin' shall mean (a) one and one-half percent (1.50%) if the average daily Excess Availability during the immediately preceding calendar month is greater than $50,000,000,
            (b) one and three-quarters percent (1.75%) if the average daily Excess Availability during such period is in excess of $25,000,000 but less than or equal to $50,000,000, and (c) two percent (2.00%) if the average daily Excess Availability during such period is less than or equal to $25,000,000."

      (d) The following proviso is hereby added at the end of the definition of "Excess Availability" as set forth in Section 1.44 of the Loan Agreement:

            "; provided, that, for the purposes of determining the Eurodollar Rate Margin and the Prime Rate Margin, 'Excess Availability' shall mean the amount, as determined by Administrative Agent, calculated at any time, equal to: (c) the lesser of the Borrowing Base and the Revolving Loan Limit, minus, (d) the amount of all then outstanding and unpaid Obligations"

      (e) The definition of "Final Maturity Date" as set forth in Section 1.49 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Final Maturity Date' shall mean July 31, 2007."

      (f) The Securitization Intercreditor Agreement is hereby included in the definition of "Financing Agreements" as set forth in Section 1.50 of the Loan Agreement.

      (g)   The  definition  of  "Inventory  Loan Limit" as set forth in Section
1.62 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:


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


            " 'Inventory Loan Limit' shall mean $80,000,000; provided, however, that if, as of any date of determination, the last appraisal as to the Inventory provided by Borrowers to Administrative Agent pursuant to Section 7.3(d) or Section 7.3(e) hereof is more than six months old, Inventory Loan Limit shall mean the lesser of (a) $15,000,000, or (b) an amount equal to twenty-five percent (25%) of the amount calculated under Clause (a)(ii)(A) of the definition of the Borrowing Base."

      (h) The definition of "Prime Rate Margin" as set forth in Section 1.78 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Prime Rate Margin' shall mean (a) zero percent (0%) if the average daily Excess Availability during the immediately preceding calendar month is greater than $50,000,000, (b) one-quarter of one percent (0.25%) if the average daily Excess Availability during such period is in excess of $25,000,000 but less than or equal to $50,000,000, and (c) one-half of one percent (0.5%) if the average daily Excess Availability during such period is less than or equal to $25,000,000."

      (i) The definition of "Required Lenders" as set forth in Section 1.86 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Required Lenders' shall mean, at any time, those Lenders whose Pro Rata Shares based on their respective Commitments aggregate fifty-five percent (55%) or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least fifty-five percent (55%) of the then outstanding Obligations are owing."

      (j)   The  definition  of  "Revolving  Loan Limit" as set forth in Section
1.89 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Revolving Loan Limit' shall mean $160,000,000; provided, that, upon the closing and funding of the Permitted Receivables Financing in accordance with the terms of the Financing Agreements, such amount shall be decreased to $125,000,000."

      (k) The definition of "Subject Subsidiary" as set forth in Section 1.96 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            " 'Subject Subsidiary' shall mean all Subsidiaries of the Borrowers organized under the laws of any state in the United States, any province of Canada or any political jurisdiction of any country in South America, except for (i) any Subsidiary that is itself a Borrower or Guarantor, (ii) Bell Micro Europe, and (iii) the Securitization Vehicle."

      (l) Section 2.3(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(d) The total amount of payments by Borrowers in connection with the acquisitions of Targets (other than Bell Micro Mexico and Total
            Tec) shall not exceed $100,000,000 in the aggregate during the term of this Agreement or $50,000,000 in any one acquisition or series of


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


            related    acquisitions,    unless   otherwise   consented   to   by
            Administrative Agent and Required Lenders (provided such consent shall not be unreasonably withheld, delayed or conditioned);"

      (m) Section 3.3(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(c) Borrowers shall pay to Administrative Agent, for the benefit of Lenders based upon their respective Pro Rata Shares, a monthly unused line fee equal to three-eighths of one percent (0.375%) of the amount by which Eighty Million Dollars ($80,000,000) exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears; provided, that, if at any time the amount of outstanding and unpaid Obligations exceeds Eighty Million Dollars ($80,000,000), then effective six (6) months prior to such date and continuing for so long thereafter as any of the Obligations are outstanding, such monthly unused line fee shall be equal to three-eighths of one percent (0.375%) of the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month. Any unpaid portion of the unused line fee with respect to the six (6) months preceding the date the outstanding and unpaid Obligations first exceeded Eighty Million Dollars ($80,000,000) shall be due and payable on such date the outstanding unpaid Obligations first exceeded Eighty Million Dollars ($80,000,000)."

      (n) Section 3.3(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(d) If for any reason this Agreement is terminated prior to the Final Maturity Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Administrative Agent's and Lenders' lost profits as a result thereof, Borrowers agree to pay to Administrative Agent, for the benefit of Lenders based upon their respective Pro Rata Shares, upon the effective date of such termination an early termination fee equal to (i) three-quarters of one percent (0.75%) of the Revolving Loan Limit if the effective date of such termination is prior to July 31, 2005, (ii) thirty-five one hundreds of one percent (0.35%) of the Revolving Loan Limit if the effective date of such termination is on or after July 31, 2005 but before July 31, 2006, and (iii) fifteen one hundreds of one percent (0.15%) of the Revolving Loan Limit if the effective date of such termination is on or after July 31, 2006 but before January 31, 2007. Such early termination fee shall be presumed to be the amount of damages sustained by Administrative Agent and Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. Administrative Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Administrative Agent and Lenders do not


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


            exercise their right to terminate this Agreement, but elect, at their option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code or other insolvency law. Such early termination fee shall be deemed included in the Obligations. Such early termination fee shall be waived if the Obligations are paid in full from (1) the proceeds of unsecured loans to Borrowers, (2) the proceeds of the issuance of Capital Stock of Borrower Agent that is not currently outstanding, (3) a sale of all or substantially all of the assets or Capital Stock of Borrowers in an arms-length transaction, or (4) a refinancing led principally by Wachovia Bank, National Association or one of its Affiliates other than Congress Financial Corporation (Western)."

      (o)   The following is hereby added to Section 3.3 of the Loan Agreement:

            "(e) If at any time the amount of outstanding and unpaid Obligations exceeds Eighty Million Dollars ($80,000,000), Borrowers shall pay to Administrative Agent, for the benefit of the Lenders based upon their respective Pro Rata Shares, a one-time fee equal to one quarter of one percent (0.25%) of the difference between (a) the Revolving Loan Limit, and (b) $80,000,000, which fee shall be due and payable on such date the outstanding and unpaid Obligations exceed Eighty Million Dollars ($80,000,000)."

      (p) The following is hereby added to the last paragraph of Section 5.1 of the Loan Agreement:

            "In addition, Administrative Agent shall be deemed to have released its security interest in and liens upon all of Borrower Agent's Accounts and related Collateral to the extent and upon the terms and conditions set forth in the Securitization Intercreditor Agreement."

      (q) Section 6.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) Each Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Administrative Agent may specify, with such banks as are reasonably acceptable to Administrative Agent into which Borrowers shall promptly deposit and direct their respective account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner; provided, however, that upon consummation of the Permitted Receivables Financing in accordance with the terms of the Financing Agreements and the Receivables Financing Documents, the Blocked Account of Borrower Agent maintained with Bank of America, N.A. with the account number: 14594-03034 and with the lockbox addresses: Bell Microproducts, Inc., File 57266, Los Angeles, California 90074 and Bell Microproducts, Inc., File 12778 Collections Center Drive, Chicago, Illinois 60693, may be transferred to the Securitization Vehicle so long as Borrower Agent has established or already maintains a separate Blocked Account into which all proceeds of


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


            Collateral are deposited as required herein. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Administrative Agent, providing that all items received or deposited in the Blocked Accounts are the property of Administrative Agent, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that with respect to the Blocked Accounts, the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Accounts to such bank account of Administrative Agent as Administrative Agent may from time to time designate for such purpose ("Payment Account"); provided, however, that so long as the Excess Availability of
            Borrowers is equal to at least the greater of (i) fifteen percent (15%) of Borrowing Base or (ii) $15,000,000, and no Event of Default has occurred and is continuing, such funds will not be transferred to the Payment Account and the Borrower owning any such funds will be entitled to withdraw those funds from the Blocked Accounts for its own account. Each Borrower agrees that if the Excess Availability of Borrowers is less than the greater of (i) fifteen percent (15%) of Borrowing Base or (ii) $15,000,000, or an Event of Default has occurred and is continuing, then with respect to all Borrowers other than Borrower Agent, and with respect to Borrower Agent in Administrative Agent's sole discretion, all payments made to such Blocked Accounts or other funds received and collected by Administrative Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Administrative Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Administrative Agent and Lenders to the extent of the then outstanding Obligations."

      (r) The first sentence of Section 6.3(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(c) If the Excess Availability of Borrowers is less than the greater of (i) fifteen percent (15%) of Borrowing Base or (ii) $15,000,000, or if an Event of Default has occurred and is continuing (and without limiting Administrative Agent's and Lenders' other rights and remedies on account of such Event of Default), each Borrower (other than Borrower Agent except in Administrative Agent's sole discretion) and all of its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Administrative Agent and Lenders, receive, as the property of Administrative Agent and Lenders, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Administrative Agent and in no event shall the same be commingled with a Borrower's own funds."

      (s) Section 7.1(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:


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


            "(i) on a monthly basis, on or before the tenth (10th) Business Day of the month, for the immediately preceding month, a schedule of sales made, credits issued and cash received and a schedule of Inventory (separately showing Inventory covered by non-cancelable, non-returnable purchase orders and "end of life" Inventory, and the sales of such Inventory); provided that such schedules will be provided twice a month or more frequently as Administrative Agent may request if either (1) an Event of Default has occurred and is continuing, or (2) the Excess Availability as of any date of determination is less than the greater of (y) fifteen percent (15%) of the then current Borrowing Base or (z) $15,000,000;"

      (t)   The  following  is  hereby  added  to  Section  7.1(a)  of the  Loan
Agreement:

            "(v) In connection with any sale by Borrower Agent of Inventory with an aggregate fair market value in excess of Five Million Dollars ($5,000,000), Borrower Agent shall use its best efforts to provide Administrative Agent with written notice of such sale at least one
            (1) week prior to the consummation of such sale, but shall in any event provide Administrative Agent with such notice no later than two (2) Business Days after the consummation of such sale."

      (u)   The  following  is  hereby  added  as  Section  7.2(g)  of the  Loan
Agreement:

            "(g) Notwithstanding anything contained in this Section 7.2 to the contrary, this Section 7.2 shall not apply to any of Borrower Agent's Accounts sold to the Securitization Vehicle pursuant to the Permitted Receivables Financing so long as the Securitization Vehicle shall have any interest therein."

      (v) Clauses (d) and (e) of Section 7.3 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

            "(d) upon Administrative Agent's request, Borrowers shall, at their expense, no more than one time in any twelve (12) month period, deliver or cause to be delivered to Administrative Agent full written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser reasonably acceptable to Administrative Agent, addressed to Administrative Agent and Lenders, and upon which Administrative Agent and Lenders are expressly permitted to rely, which appraisals shall employ the same methodology as in prior appraisals unless the appraiser justifies to Administrative Agent, in its sole discretion, the need to employ a different methodology; provided, however, that if Administrative Agent determines, in its sole discretion, that the amount of outstanding Revolving Loans and Letter of Credit Accommodations which are attributable to Clause (a)(ii) of the definition of Borrowing Base (in determining the actual amounts of such outstanding Revolving Loans and Letter of Credit Accommodations which are attributable to Clause (a)(ii) of the definition of Borrowing Base, the outstanding Revolving Loans and Letter of Credit Accommodations shall be attributed first to any other components of the definition of Borrowing Base before being attributed to Clause
            (a)(ii) thereof) is consistently greater than the greater of (i) twenty-five percent (25%) of the amount calculated under Clause
            (a)(ii)(A) of the definition of the Borrowing Base or (ii) $15,000,000, Borrowers shall, at their expense, on a quarterly basis, deliver or cause to be delivered to Administrative Agent appraisals as to Inventory in form, scope and methodology acceptable to Administrative Agent in its sole discretion; provided, further, that notwithstanding anything contained in this Section 7.3(d) to the contrary, Borrowers shall, at their expense, deliver or cause to be delivered to Administrative Agent appraisals as to Inventory in form, scope and methodology acceptable to Administrative Agent in its sole discretion, at any time or times as Administrative Agent may request on or after an Event of Default; (e) with respect to the appraisals required pursuant to Section 7.3(d) herein, Administrative Agent will make reasonable efforts to discuss any proposed change in methodology with Borrower Agent prior to its implementation, provided, that the failure to discuss such proposed change shall not invalidate such appraisal or limit the rights of Administrative Agent and Lenders to rely on such appraisal;"

      (w)   The following is hereby added to Section 7.5 of the Loan Agreement:

            "Notwithstanding anything contained in this Section 7.5 to the contrary, this Section 7.5 shall not apply to any of Borrower Agent's Accounts sold to the Securitization Vehicle pursuant to the Permitted Receivables Financing so long as the Securitization Vehicle shall have any interest therein."

      (x)   A new Section 7.9 is hereby added to the Loan Agreement as follows:

            "7.9 Receivables Financing Documents. Borrower Agent shall provide Administrative Agent with copies of any amendments, waivers or other modifications to any of the Receivables Financing Documents promptly after execution thereof, and if requested by any Lender in writing, Administrative Agent shall provide such Lender with copies of such documents promptly after its receipt thereof. Borrower Agent shall provide Administrative Agent with written notice promptly upon the occurrence of: (i) any 'Amortization Event' as defined in the Securitization Credit Agreement, and (ii) any 'Termination Event' as defined in the Securitization Receivables Sale Agreement."

      (y) Section 9.7(b)(iv) of the Loan Agreement is hereby amended by replacing the words "Common Stock" contained therein with the words "Capital Stock".

      (z)   The  following  is  hereby  added  to  Section  9.7(b)  of the  Loan
Agreement:

            "(v) sales by Borrower Agent of its Accounts to the Securitization Vehicle pursuant to the Permitted Receivables Financing, so long as
            (A) Administrative Agent has received an original fully executed copy of the Securitization Intercreditor Agreement, (B) Administrative Agent has received fully executed copies of the Receivables Financing Documents, (C) the closing and funding of the Permitted Receivables Financing occurs on or prior to August 31, 2004, or such later date as determined by Administrative Agent in its sole discretion, and (D) such Accounts do not arise from a sale of Borrower Agent's Inventory out of the ordinary course of Borrower Agent's business, including, without limitation, a bulk sale, an auction sale or a sale by a liquidator; or"

      (aa)  The following is hereby added to Section 9.8 of the Loan Agreement:

            "(k) so long as the Permitted Receivables Financing is consummated in accordance with the terms of the Financing Agreements and the Receivables Financing Documents, the liens or security interests on those of Borrower Agent's Accounts and related assets which are transferred to the Securitization Vehicle pursuant to the Receivables Financing Documents."

      (bb) Section 9.9(c)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except that (1) Borrowers and Guarantors may make payments to the extent expressly permitted in the Subordination Agreement among Borrowers, Guarantors, Administrative Agent and the RSA, (2) Borrowers and Guarantors may make payments with the proceeds of sales of assets of Borrowers and Guarantors outside the ordinary course of business to the extent Administrative Agent and Required Lenders may so agree, and (3) Borrower Agent may make prepayments in respect of the RSA Note in an amount of up to $20,000,000 so long as all such prepayments are made no earlier than March 9, 2004,"

      (cc)  The  following  is  hereby  added  to  Section  9.9(c)  of the  Loan
Agreement:

            "(vii) Notwithstanding anything contained in this Section 9.9(c) to the contrary, Borrowers and Guarantors may refinance the Indebtedness owed by them to the RSA and its Affiliates so long as the terms and conditions of the replacement Indebtedness are no more onerous than the terms and conditions of the existing Indebtedness, as determined by Administrative Agent in its sole discretion. Such replacement Indebtedness shall be subject to the terms and conditions of this Section 9.9(c)."

      (dd) Section 9.9(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(i) Indebtedness of Borrower Agent evidenced by the Securities so long as the Securities were issued in compliance with the terms of this Agreement and the Indenture;"

      (ee)  The following is hereby added to Section 9.9 of the Loan Agreement:

            "(k) So long as the Permitted Receivables Financing is consummated in accordance with the terms of the Financing Agreements and the Receivables Financing Documents, (i) Indebtedness of Borrower Agent as Servicer under the Securitization Credit Agreement, and (ii) Indebtedness of Borrower Agent arising under the Receivables Financing Documents to the extent the sale of Borrower Agent's
            Accounts thereunder are not deemed true sales and Securitization Vehicle is deemed to have made a loan to Borrower Agent for the purchase price of such Accounts; and

            (l) Other Indebtedness not exceeding $100,000,000 in the aggregate outstanding at any time, so long as (i) such Indebtedness is unsecured, and (ii) such Indebtedness is subordinated for the Lenders benefit on terms and conditions acceptable to the Required Lenders."

      (ff) Section 9.10(n) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(n) intercompany receivables owed by any Affiliate of a Borrower that is not a "Borrower" hereunder (other than the Securitization Vehicle) to any Borrower, so long as (i) no Event of Default exists and is continuing or would result from the existence of such receivable, and (ii) the amount of such intercompany receivables do not exceed $15,000,000 at any one time outstanding;"

      (gg) Section 9.10(o) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(o)  Intentionally Omitted;"

      (hh)  The following is hereby added to Section 9.10 of the Loan Agreement:

            "(p) a one time equity investment by Borrower Agent in Bell Micro Europe in an amount of up to $30,000,000 so long as (i) as of the date of such investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist, and
            (ii) such investment is made on or before April 30, 2004;

            (q) revolving loans by Borrower Agent to Ideal Hardware not to exceed the principal amount of $20,000,000 in the aggregate outstanding at any one time so long as (i) as of the date any such loan is made and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist; (ii) as of the date any such loan is made and after giving effect thereto, no event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default shall exist with respect to any of the loan facilities to which Ideal Hardware is presently or any time in the future a party; (iii) if such loans are evidenced by promissory notes or other instruments, such notes or other instruments are delivered to Administrative Agent as part of the Collateral, with such endorsements and/or assignments to Administrative Agent by the payee of such notes or other instruments as Administrative Agent may require; (iv) each month Borrower Agent provides to Administrative Agent a report in form and substance satisfactory to Administrative Agent indicating the amount of such loans made in the immediately preceding month and any repayments in connection therewith; (v) Ideal Hardware is not restricted in any way by any other Person from repaying such revolving loan pursuant to a contract or otherwise; (vi) Ideal Hardware is not required by any other Person pursuant to a contract or otherwise, to have the repayment of such revolving loan in any way subordinated; and (vii) Bank of America, N.A. executes an agreement, in form and substance satisfactory to Administrative
            Agent in its sole discretion, whereby Bank of America, N.A. acknowledges and agrees, among other things, that there are no restrictions on Ideal Hardware or any of its Affiliates from repaying such revolving loan; and

            (r) the creation of the Securitization Vehicle by Borrower Agent and the initial capitalization by Borrower Agent of the Securitization Vehicle with cash in an amount not to exceed One Thousand Dollars ($1,000) and/or Borrower Agent's Accounts (in amounts to be approved by Administrative Agent in its sole discretion) and the revolving subordinated loans made by Borrower Agent to the Securitization Vehicle in accordance with the terms of the Receivables Financing Documents."

      (ii) Section 9.12(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's, Guarantor's or Subject Subsidiary's (as the case may be) business and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subject Subsidiary than it would obtain in a comparable arm's length transaction with a person who is not an Affiliate, and (ii) in connection with the Permitted Receivables Financing so long as the Permitted Receivables Financing is consummated in accordance with the terms of the Financing Agreements and the Receivables Financing Documents; or"

      (jj)  A new Section 9.22 is hereby added to the Loan Agreement as follows:

            "9.22 Indenture Covenants. Borrower Agent shall not (i) call any of the Securities prior to the Final Maturity Date (except for conversions to Capital Stock of Borrower Agent or call options exercised using solely the net proceeds of the issuance of Capital Stock of Borrower Agent that is not currently outstanding) without the consent of Lenders, (ii) permit or agree to any provision in the Indenture that allows any put options to be exercised with respect to such Securities prior to the Final Maturity Date (except for conversions to Capital Stock of Borrower Agent or put options exercised using solely the net proceeds of the issuance of Capital Stock of Borrower Agent that is not currently outstanding) or (iii) permit the Capital Stock issued in connection with the exercise of any rights with respect to such Securities to have any dividend rights, liquidation preferences or other rights, privileges or preferences superior to the existing Capital Stock of any Borrower or any Guarantor as of the date of the issuance of such Securities."

      (kk) Section 10.1(a)(ii) of the Loan Agreement is hereby amended by deleting the reference to "or 9.20 of this Agreement" and replacing it with ",
9.20 or 9.22 of this Agreement".

      (ll) Section 10.1(i)(ii) of the Loan Agreement is hereby amended by adding the words "including, without limitation, the Indenture, the Securitization Intercreditor Agreement, and the Receivables Financing Documents" immediately after the reference to "under any material contract, lease, license or other obligation to any person other than any Administrative Agent or Lender".

      (mm)  The following is hereby added to Section 10.1 of the Loan Agreement:

            "(o) the occurrence of a 'Termination Event' as defined in the Securitization Receivables Sale Agreement; and

            (p) the occurrence of an 'Amortization Event' as defined in the Securitization Credit Agreement."

      (nn) A new Section 14.11 is hereby added to the Loan Agreement as follows:

            "14.11 Acknowledgment and Agreement. The parties hereto hereby acknowledge and agree that the Loans and other financial accommodations provided under the Loan Agreement shall be deemed Designated Senior Indebtedness (as such term is defined in the Indenture)."

      (oo) Exhibit D hereto is hereby added to the Loan Agreement as Exhibit D thereto.

      (pp) Exhibit E hereto is hereby added to the Loan Agreement as Exhibit E thereto.

4. Consent to Open New Blocked Account. Pursuant to Section 9.17 of the Loan Agreement, Administrative Agent hereby consents to Borrowers opening up a new Blocked Account number 14593-24221 with Bank of America, N.A., so long as Bank of America, N.A. executes a Deposit Account Control Agreement in form and substance satisfactory to Administrative Agent.

5. Extension Fee. In consideration of the Lenders executing this Amendment, Borrowers shall pay to Administrative Agent, for the benefit of the Lenders based upon their respective Pro Rata Shares as of the effective date of this Amendment, a non-refundable extension fee (the "Extension Fee") in an amount equal to Two Hundred Thousand Dollars ($200,000), which is fully earned as of and due and payable on the date hereof.

6. Conditions to Effectiveness. The effectiveness of this Third Amendment is subject to the receipt by Administrative Agent or the completion by Borrowers of the following:

      (a) Counterparts of this Third Amendment, executed by each of the parties hereto;

      (b)   The Extension Fee;

      (c)   No Default or Event of Default shall exist;

      (d) The representations and warranties set forth herein and in the Loan Agreement must be true and correct; and

      (e) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Administrative Agent.

7. Waiver Letter. To the extent any of the terms and conditions of this Third Amendment are inconsistent with the terms and conditions of that certain Waiver Letter re Bond Offering dated as of February 27, 2004, the terms and conditions of this Third Amendment shall control.

8. Guarantor's Acknowledgement. Bell Micro Canada, Bell Micro Mexico and Mexico Shareholder each hereby acknowledge and consent to the terms, conditions and provisions of this Third Amendment and to the transactions contemplated hereby. Bell Micro Canada hereby reaffirms its obligations under its Guarantee, dated as of May 14, 2001, delivered to Lender in connection with the Loan
Agreement, and agrees that it is and shall remain responsible for the obligations of Borrowers under the Loan Agreement as amended by this Third Amendment. Bell Micro Mexico and Mexico Shareholder each hereby reaffirm their obligations under their respective Guarantees, each dated as of October 9, 2003, delivered to Lender in connection with the Second Amendment to Loan and Security Agreement and Waiver, dated as of October 9, 2003, and each agrees that it is and shall remain responsible for the obligations of Borrowers under the Loan Agreement as amended by this Third Amendment.

9. Representations and Warranties. Each Borrower reaffirms that the representations and warranties made to Lenders and Administrative Agent in the Loan Agreement and other Financing Agreements are true and correct in all material respects as of the date of this Third Amendment as though made as of such date and after giving effect to this Third Amendment. In addition, each Borrower makes the following representations and warranties to Lenders and Administrative Agent, which shall survive the execution of this Third Amendment.

      (a) The execution, delivery and performance of this Third Amendment are within each Borrower's powers, have been duly authorized by all necessary actions, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on each Borrower.

      (b) This Third Amendment is the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally.

      (c) No event has occurred and is continuing, after giving effect to this Third Amendment, which constitutes an Event of Default under the Loan Agreement or any other of the Financing Agreements, or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

10.   Continuing  Effect  of  Financing   Agreements.   To  the  extent  of  any
inconsistencies between the terms of this Third Amendment and the Loan Agreement, this Third Amendment shall govern. In all other respects, the Loan Agreement and other Financing Agreements shall remain in full force and effect and are hereby ratified and confirmed.

11. References. Upon the effectiveness of this Third Amendment, each reference in any Financing Agreements to "the Agreement", "hereunder," "herein," "hereof," or of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

12. Governing Laws. This Third Amendment, upon becoming effective, shall be deemed to be a contract made under, governed by, and subject to, and shall be construed in accordance with, the internal laws of the State of California.

                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the date first set forth above, to become effective in the manner set forth above.



"BORROWERS"                                "GUARANTORS"
BELL MICROPRODUCTS INC.                    BELL MICROPRODUCTS CANADA INC.


By:_________________________________       By:__________________________________
Name:_______________________________       Name:________________________________
Title:______________________________       Title:_______________________________


TOTAL TEC SYSTEMS, INC.                    BELL MICROPRODUCTS MEXICO
                                           SHAREHOLDER, LLC


By:_________________________________       By:__________________________________
Name:_______________________________       Name:________________________________
Title:______________________________       Title:_______________________________


BELL MICROPRODUCTS-FUTURE TECH, INC.       BELL MICROPRODUCTS MEXICO, S.A. de
                                           C.V.


By:_________________________________       By:__________________________________
Name:_______________________________       Name:________________________________
Title:______________________________       Title:_______________________________


RORKE DATA, INC.


By:_________________________________
Name:_______________________________
Title:______________________________


BELL MICROPRODUCTS CANADA-TENEX DATA
ULC


By:_________________________________
Name:_______________________________
Title:______________________________

"ADMINISTRATIVE AGENT"

CONGRESS FINANCIAL CORPORATION
(WESTERN)


By:_________________________________
Name:_______________________________
Title:______________________________



"LENDERS"

BANK OF AMERICA, N.A.


By:_________________________________
Name:_______________________________
Title:______________________________


Current Commitment:  $30,000,000
Post-Securitization
Commitment:          $30,000,000

THE CIT GROUP/BUSINESS CREDIT, INC.


By:_________________________________
Name:_______________________________
Title:______________________________


Current Commitment:  $30,000,000
Post-Securitization
 Commitment:         $30,000,000


CONGRESS FINANCIAL CORPORATION
(WESTERN)


By:_________________________________
Name:_______________________________
Title:______________________________


Current Commitment:  $75,000,000
Post-Securitization
 Commitment:         $45,468,750

LASALLE BUSINESS CREDIT, INC.


By:_________________________________
Name:_______________________________
Title:______________________________

Current Commitment:  $25,000,000
Post-Securitization
 Commitment:         $19,531,250

                                    EXHIBIT D

See attached.

                                    EXHIBIT E




See attached.